Exhibit 99.1

RealPage Closes Acquisition of On-Site®

RICHARDSON, Texas--(BUSINESS WIRE)-- RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced the closing of its acquisition of certain discrete assets of On- Site Manager, comprising substantially all of On-Site’s business of operating a leasing platform for both the multifamily and single family housing industries.

“We are excited to hit the ground running with On-Site and proceed with our integration plan,” said Steve Winn, Chairman and CEO of RealPage. “On-Site is expected to significantly improve the integration of our leasing solutions into major property management systems such as Yardi®, MRI® and AMSI®. By combining forces with On-Site, we believe RealPage will possess the best leasing and marketing platform for all multifamily and single family owners and operators, not just those using RealPage property management solutions.”

The acquisition purchase price of $250 million in cash is subject to working capital adjustments and post-acquisition indemnification claims. For the fourth quarter ended December 31, 2017, the company expects On-Site will contribute revenue of approximately $10.5 million and adjusted EBITDA of approximately $1.0 million, net of integration costs. For the full year ended December 31, 2017, the company expects On-Site will contribute revenue of approximately $50.0 million and adjusted EBITDA of approximately $9.0 million, net of integration costs. This represents 15% revenue growth for On-Site, compared to full-year unaudited 2016 results. Integration work is expected to be completed in 2018, and RealPage expects the purchase price valuation to represent 10 times Adjusted EBITDA on a run-rate basis exiting 2018.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves nearly 11,500 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to the expected financial and other benefits of the On- Site acquisition to RealPage, Inc. and its current and future customers (including customers of On-Site), acquisition integration and support plans and timing, adjusted EBITDA goals and expected On-Site revenue and EBITDA for 2017, expected synergies related to the On-Site acquisition, and expectations regarding the purchase price valuation as a multiple of adjusted EBITDA after completion of integration. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward- looking statements. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage’s failure to integrate On-Site or other acquired businesses and any future acquisitions successfully or to achieve expected synergies; (f) the timing and success of new product introductions by RealPage or its competitors (including products acquired through On-Site or through other acquisitions); (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K filed with the SEC on March 1, 2017 and its Quarterly Report on Form 10-Q filed on August 4, 2017. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Contacts

RealPage, Inc. Investor Relations

Rhett Butler
972·820·3773
rhett.butler@realpage com